ASHLAND OIL, INC.
                  1993 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

	The purpose of the Ashland Oil, Inc. 1993 Stock
Incentive Plan is to promote the interests of Ashland
Oil, Inc. and its shareholders by providing its directors, officers and employees with an incentive to continue service with Ashland. Accordingly, the Company may grant to selected officers and employees Stock
Options, Stock Appreciation Rights, Restricted Stock,
Merit Awards and Performance Share Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to devote their best efforts to the Company through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of shareholders. The Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with automatic grants of Restricted Stock of the Company. Stock Options, Stock Appreciation Rights, Merit
Awards and Performance Shares may not be granted to such Outside Directors under the Plan.

SECTION 2. DEFINITIONS

	(A) "Agreement" shall mean a written agreement setting forth the terms of an Award.

	(B) "Ashland" shall mean, collectively, Ashland
Oil, Inc. and its Subsidiaries.

	(C) "Award" shall mean an Option, a Stock
Appreciation Right, a Restricted Stock Award, a Merit
Award, or a Performance Share Award, in each case granted under this Plan.

	(D) "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or Outside
Director or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's or Outside Director's death.

	(E) "Board" shall mean the Board of Directors of the Company.

	(F) "Change in Control" shall be deemed to occur
(1) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the shareholders of Ashland) of (A) any consolidation or merger of Ashland in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any "person" (as defined in Section 13(d) of the Exchange Act), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or more than 20% of Ashland's
Common Stock outstanding at the time, without the prior approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

	(G) "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

	(H) "Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be Disinterested.

	(I) "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 13.

	(J) "Company" shall mean, collectively, Ashland
Oil, Inc. and its Subsidiaries.

	(K) "Disinterested" shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

	(L) "Employee" shall mean an officer or employee of the Company.

	(M) "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

	(N) "Exercise Price" shall mean, with respect to each share of Common Stock subject to (i) an Option
(other than a Reload Option), the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market
Value of the Common Stock on the date the Option is granted or (ii) a Reload Option, the price of which is as fixed pursuant to Section 6 of the Plan.

	(O) "Fair Market Value" shall mean the closing price of the Common Stock as reported on the Composite
Tape, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the next preceding date on which there was trading in the Common Stock.

	(P) "Incentive Stock Option" or "ISO" shall mean an
Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

	(Q) "Long-Term Incentive Plan" shall mean the
Ashland Oil, Inc. Long-Term Incentive Plan approved and adopted on January 26, 1989 by the shareholders of the Company.

	(R) "Merit Award" shall mean an award of Common
Stock issued pursuant to Section 9 of the Plan.

	(S) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

	(T) "Option" shall mean the right to purchase
Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

	(U) "Original Option" shall mean an option as defined in Subsection (D) of Section 6 of the Plan.

	(V) "Outside Director" shall mean a director of the Company who is not also an Employee of the Company.

	(W) "Performance Period" shall mean the period designated by the Committee during which the performance objectives shall be measured.

	(X) "Performance Share Award" shall mean an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

	(Y) "Performance Shares" shall mean those shares of Common Stock issuable pursuant to a Performance Share
Award.

	(Z) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee or Outside Director, shall have acquired on behalf of the Employee or Outside Director by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

	(AA) "Plan" shall mean this Ashland Oil, Inc. 1993
Stock Incentive Plan.

	(BB) "Reload Option" shall mean an option granted pursuant to Subsection (D) of Section 6 of the Plan.

	(CC) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Employees shall not be less than one year from the date of grant, and in the case of Outside Directors is the period set forth in subsection (B) of Section 8.

	(DD) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement.

	(EE) "Restricted Stock Award" shall mean an award of Restricted Stock.

	(FF) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

	(GG) "Retirement" shall mean retirement of an Employee from the employ of the Company at any time as described in the Ashland Oil, Inc. and Affiliates Pension
Plan or in any successor pension plan, as from time to time in effect.

	(HH) "Section 16(b) Optionee" shall mean an
Employee or former Employee who is subject to Section
16(b) of the Exchange Act.

	(II) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to surrender an Option or any portion thereof which is then exercisable and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market
Value of one share of Common Stock over the Exercise
Price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. An SAR may only be granted concurrently with the grant of the related
Option. An SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in the Plan.

	(JJ) "Subsidiary" shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of Ashland.

	(KK) "Tax Date" shall mean the date the withholding tax obligation arises with respect to the exercise of an Award.

SECTION 3. STOCK SUBJECT TO THE PLAN

	There will be reserved for issuance under the Plan
(upon the exercise of Options and Stock Appreciation
Rights, upon awards of Restricted Stock, Performance
Shares and Merit Awards and for stock bonuses on deferred awards of Restricted Stock and Performance Shares), an aggregate of 2,900,000 shares of Ashland Common Stock, par value $1.00 per share provided; however, that of such shares, only 1,500,000 shares in the aggregate shall be available for issuance for Restricted Stock Awards and Merit Awards. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Sections 7 and 8, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan.

SECTION 4. ADMINISTRATION

	The Plan shall be administered by the Committee. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in the Plan, except as specifically authorized under subsection (B) of Section 8 herein, or in any other stock option or stock bonus plan of the Company, shall be a member of the Committee. The
Committee shall have no authority
regarding the granting of Restricted Stock to Outside
Directors, as such grants are fixed pursuant to subsection (B) of Section 8 of the Plan.

	In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority
(except as to Awards of Restricted Stock granted to Outside Directors) to select the Employees to be granted
Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. Subject to the provisions of the Plan specifically governing Awards of Restricted Stock granted or to be granted to Outside Directors pursuant to subsection (B) of Section 8 herein, the Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

	The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

	The provisions of this Section 4 with respect to decisions made by, and authority of, the Committee shall be subject to the provisions of subsection (B) of Section
8 herein.

SECTION 5. ELIGIBILITY

	Awards may only be granted (i) to individuals who are Employees of Ashland, and (ii) as expressly provided in subsection (B) of Section 8 of the Plan, to individuals who are duly elected Outside Directors of Ashland.

SECTION 6. STOCK OPTIONS
		A. Designation and Price.

	(a) Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified
Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

	(b) Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted. Every
Nonqualified Stock Option shall provide for a fixed expiration date of ten years and one month from the date such Nonqualified Stock Option is granted, such period to be applicable to each Nonqualified Stock Option granted under this Plan.

	(c) The Exercise Price of Common Stock issued pursuant to each Option (other than a Reload Option) shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

		B. Exercise.

	The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option
(other than a Reload Option) shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 11(e) or as the Committee otherwise determines, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by Ashland of (i) notice from the optionee of exercise of an Option, and (ii) either payment to Ashland (as provided in this Section 6, subsection (C) below), of the Exercise
Price for the number of shares with respect to which the Option is exercised, or with approval of the Committee, a secured promissory note as hereinafter provided. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of Ashland at Ashland Oil, Inc., 1000 Ashland Drive, Russell, Kentucky,
41169, or such other place as Ashland may designate from time to time. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an ISO and for those shares acquired pursuant to a NQSO.

		C. Payment for Shares.

	Except as otherwise provided in this Section 6, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part in (i) cash, (ii) whole shares of Common Stock owned by the Employee six months or longer and evidenced by negotiable certificates, valued at their Fair Market Value on the date of exercise, (iii) by a combination of such methods of payment, or (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Employee). If certificates representing shares of Common Stock are used to pay all or part of the Exercise Price of an Option, separate certificates shall be delivered by Ashland representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing any additional shares to which the Employee is entitled as a result of exercise of the Option. Moreover, if so provided in the Agreement, and subject to such restrictions, terms and conditions as the Committee may impose, an Employee may request Ashland to "pyramid" his or her shares; that is, to automatically apply the shares which he or she is entitled to receive on the exercise of a portion of an Option to satisfy the exercise for additional portions of the Option, thus resulting in multiple simultaneous exercises of an Option by use of whole shares as payment. The Committee may, in its discretion, authorize payment of all or any part of the Exercise Price over a period of not more than five years from the date the Option is exercised, In such instance any unpaid balance of the Exercise Price shall be evidenced by the Employee's promissory note payable to the order of Ashland which shall be secured by such collateral and shall bear interest at such rate or rates as determined from time to time by the Committee.

		D. Reload Options.

	The Committee shall have the authority to specify at the time of grant that an Employee shall be granted another Stock Option (a "Reload Option") in the event such Employee exercises all or a part of a Stock Option
(an "Original Option") by surrendering in accordance with
Section 6, subsection (C) already owned shares of Common
Stock in full or partial payment of the Exercise Price under such Original Option, subject to the availability of shares of Common Stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Exercise
Price, shall have an Exercise Price per share of Common
Stock equal to the Fair Market Value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original
Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee in its sole discretion shall determine at the time of grant, at such time or times as shall be specified in the Reload
Option); provided, however, that a Reload Option granted to a Section 16(b) Optionee shall not be exercisable during the first six months from the date of grant of such Reload Option. The first such Reload Option may provide for the grant, when exercised, of one subsequent
Reload Option
to the extent and upon such terms and conditions, consistent with this Section 6, subsection (D), as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload
Option shall contain such other terms and conditions which may include a restriction on the transferability of the number of shares of Common Stock received upon exercise of the Original Option reduced by a number of shares equal in value to the tax liability incurred upon exercise as the Committee in its sole discretion may deem desirable which may be set forth in the Agreement evidencing the Reload Option.

SECTION 7. STOCK APPRECIATION RIGHTS

	The Committee may grant Stock Appreciation Rights pursuant to the provisions of this Section 7 to any holder of any Option (including any Reload Option) granted under the Plan with respect to all or a portion of the shares subject to the related Option. An SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section 7, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. An SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the related Option. An SAR granted under the Plan shall be exercisable in whole or in part by notice to Ashland.
Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised. For purposes of this
Section 7, the date of exercise of an SAR shall mean the date on which the Company receives such notice.

	Subject to the terms and provisions of this Section
7, upon the exercise of an SAR, the holder thereof shall be entitled to receive from Ashland consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the related Option. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of an SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

	Upon the exercise of an SAR, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan. Upon the exercise or termination of the related Option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

SECTION 8. RESTRICTED STOCK AWARDS

		A. Awards to Employees

	The Committee may make an award of Restricted Stock to selected Employees, evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. As a condition to any Award hereunder, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Any such Restricted Stock Award shall automatically expire if not purchased in accordance with the Committee's requirements within thirty (30) days after the date of grant. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the

Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

	In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture. Any Restricted Stock so forfeited by an Employee shall not again be available for the grant of Awards under the Plan.

	Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted
Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed
20% of the Restricted Stock so deferred.

		B. Awards to Outside Directors

	During the term of the Plan, (i) each Outside
Director who was granted an award of restricted stock under the Long-Term Incentive Plan on January 26, 1989 and who continues to serve as an Outside Director on January 31, 1994 shall be granted an Award of 1,000 shares of Restricted Stock on January 31, 1994; (ii) each
Outside Director who was granted an award of restricted stock under such Long-Term Incentive Plan other than those Outside Directors in (i) above shall be granted an Award of 1,000 shares of Restricted Stock upon the fifth anniversary of his or her prior award under the Long-Term
Incentive Plan; and (iii) each person who is hereafter duly appointed or elected as an Outside Director and who does not receive an award under the Long-Term Incentive
Plan shall be granted, effective on the date of his or her appointment or election to the Board, an Award of 1,000 shares of Restricted Stock. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to
Section 3 and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

	As a condition to any Award hereunder, the Outside
Director will be required to pay to the Company a nonrefundable amount equal to the par value of the shares of Restricted Stock awarded to him or her. Upon the granting of the Restricted Stock Award, such Outside
Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid;
provided, however, that in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period which shall not lapse until the earlier to occur of the following: (i) normal retirement from the Board at age 70, (ii) the death or disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. In the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in (i),
(ii), (iii) or (iv) of the preceding sentence, any grant of Restricted Stock made to him or her pursuant to this subsection (B) will be forfeited by such Outside
Director. Any Restricted Stock so forfeited by an Outside Director shall not again be available for the grant of Awards under the Plan.

		C. Transferability

	Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Employees, shall be determined by the Committee and which shall not be less than one year from the date such Restricted Stock was awarded, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this
Section 8. The Committee may at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but in no event shall such Restricted Period be less than one year.

	During the Restricted Period, certificates representing the Restricted Stock and any Retained
Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained
Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that
(i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained
Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted
Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period;
and (iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 9.  MERIT AWARDS

	The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

SECTION 10. PERFORMANCE SHARES

	The Committee may make awards of Common Stock, evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance Period.
There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

	The Committee shall establish performance measures for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine.
Such measures may include, but shall not be limited to, return on investment, earnings per share, return on shareholders' equity, or return to shareholders. The performance measures determined by the Committee shall be established in writing prior to the beginning of each performance period. The Committee shall have the discretion to later revise the performance measures only so as to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance measures. In no event shall the Committee be able to later revise the performance measures to increase the amount of compensation otherwise payable. Performance
Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided and as provided in Section 11(e), during the Performance Period.

	The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Restricted Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Performance
Shares, and Common Stock may be granted as a bonus for deferral under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Performance Shares so deferred.

	An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period;
provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture.

SECTION 11. CONTINUED EMPLOYMENT AND AGREEMENT TO SERVE

	(a) Subject to the provisions of paragraph (e) of this Section 11, if the employment of the Employee shall terminate prior to the time any portion of an Option or Reload Option first becomes exercisable, the Option granted to such Employee shall immediately terminate.

	(b) Every Option shall provide that in the event the Employee dies while employed by Ashland, during the one-year period of disability described in paragraph (c) of this Section 11 or within three months after cessation of employment for any cause, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's death.

	(c) Every Option shall provide that in the event the employment of any Employee shall cease by reason of total and permanent disability within the meaning of
Section 22(e)(3) of the Code, as determined by the Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time by such Employee, during a period of one year of continuing disability following termination of employment by reason of such disability for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's total and permanent disability. The one-year period following such termination of employment during which Options may be exercisable may be extended at the discretion of the Committee; provided, however, that no Option may be exercisable after the fixed termination date set forth in the Option. The determination by the Committee of any question involving disability shall be conclusive and binding.

	(d) Except as provided in paragraphs (a), (b), (c) and (e) of this Section 11, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or three months after cessation of the Employee's employment for any cause except Retirement, in which event the Option shall be exercisable for a period of three years after such Retirement date, which three-year period may be extended at the discretion of the Committee. If an Option is exercised after cessation of employment or Retirement, it may be exercised only in respect of the number of shares which the Employee could have acquired under the Option immediately prior to such cessation of employment or Retirement; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

	(e) Notwithstanding any provision of this Section
11 to the contrary, any Award granted pursuant to the Plan, except a Restricted Stock Award to Outside
Directors, which is governed by Section 8, subsection
(B), may, in the discretion of the Committee or as provided in the relevant Agreement, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Award for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Award (i) from and after the time the Employee ceases to be an Employee of Ashland as a result of the sale or other disposition by Ashland of assets or property
(including shares of any subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with Ashland is no longer required, and (ii) in the case of a Change in Control of Ashland, from and after the date of such Change in Control.

	(f) Each Employee granted an Award under this Plan shall agree by his or her acceptance of such

Award to remain in the service of Ashland for a period of at least one year from the date of the Agreement respecting the Award between Ashland and the Employee.
Such service shall, subject to the terms of any contract between Ashland and such Employee, be at the pleasure of Ashland and at such compensation as Ashland shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to Ashland or interfere in any way with the right of Ashland to terminate the Employee's employment at any time.

	(g) Subject to the limitations set forth in Section
422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of Ashland with respect to any Employee.

SECTION 12. WITHHOLDING TAXES

	Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing Ashland to withhold from the shares of Common
Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or
(iii) by delivery to Ashland of a number of shares of Common Stock having a Fair Market Value as of the Tax
Date which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

	In the event of any change in the outstanding
Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3 and the number or kind of shares subject to, or the price per share under any outstanding
Award shall be automatically adjusted so that the proportionate interest of the Employee or Outside
Director shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

Section 14. Amendments And Terminations

	Unless the Plan shall have been terminated as hereinafter provided, the Plan shall terminate on, and no Award (other than Reload Options automatically granted pursuant to Section 6) shall be granted after January 26, 1998. The plan may be terminated, modified or amended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of shareholders of Ashland: (i) increase (except as provided in Section
13) the maximum number of shares which may be issued pursuant to the Awards granted under the Plan, (ii) change the class of persons eligible to receive Awards,
(iii) change the manner of determining the minimum
Exercise Price of Options other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in Section 2, (iv) extend the period during which Awards may be granted or exercised, or (v) amend any provision of the Plan insofar as it applies specifically to Restricted Stock Awards granted or to be granted to Outside Directors.

SECTION 15. MISCELLANEOUS PROVISIONS

	(a) Except as to Awards to Outside Directors, no
Employee or other person shall have any claim or right to be granted an Award under the Plan.

	(b) An Employee's or Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's or Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee or Outside
Director in the Plan shall be subject to any obligation of liability of such individual. An Award shall be exercisable, during an Employee's lifetime, only by him or her or his or her Personal Representative. Except as specified in Section 8, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

	(c) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable
Federal, state, and other securities laws.

	(d) The expenses of the Plan shall be borne by the Company.

	(e) By accepting any Award under the Plan, each Employee and Outside Director and each Personal
Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

	(f) Awards granted under the Plan shall be binding upon Ashland, its successors, and assigns.

	(g) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common
Stock issued pursuant hereto as may be required by
Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule, or regulation.

	(h) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

	(i) Each Employee shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized; provided, however, that a Reload Option shall be deemed to have been granted on the date on which the Original Option is exercised or such later date as the Committee in its sole discretion shall determine prior to the date on which such exercise occurs and a subsequent Reload Option shall be deemed to have been granted on the date on which the underlying
Reload Option is exercised or such later date as the Committee in its sole discretion shall determine prior to the date on which such exercise occurs.

SECTION 16. EFFECTIVENESS OF THE PLAN

	The Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 28, 1993 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders.

SECTION 17. GOVERNING LAW

	The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

	As amended and restated by the Board on November 3, 1994.